Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2009 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-160835) and the related Prospectus of RailAmerica, Inc. for the registration of its common stock.
/s/ Ernst & Young, LLP
Jacksonville, FL
September 1, 2009